Exhibit 99.3

PRO FORMA FINANCIAL DATA

The unaudited pro forma condensed combined balance sheet as of September 30, 2016 and condensed combined pro forma statements of operations for the nine months ended September 30, 2016 and year ended December 31, 2015 present our consolidated results of operations giving pro forma effect to the recent and proposed acquisitions described under “Prospectus Summary — Recent Developments”. The pro forma adjustments are based on available information and upon assumptions that our management believes are reasonable in order to reflect, on a pro forma basis, the impact of these transactions on the historical financial information of the Company.

The unaudited pro forma consolidated financial information are based on our consolidated financial statements and related notes which are incorporated herein by reference, the financial statements of IMT and related notes which were filed on Current Report to Form 8-K/A on April 13, 2016, and are incorporated herein by reference, and the financial statements of Vislink, which are included elsewhere in this prospectus.

The unaudited pro forma consolidated financial information is included for informational purposes only and does not purport to reflect the Company’s results of operations or financial position that would have occurred had we operated as a combined entity with our recent acquisitions during the periods presented. The unaudited pro forma consolidated financial information should not be relied upon as being indicative of our results of operations or financial position had the acquisitions and financings referred to below. The unaudited pro forma consolidated financial information also does not project our results of operations or financial position for any future period or date.

The pro forma adjustments principally give effect to:

•	the acquisition of substantially all of the assets and liabilities that constitute the business of IMT on January 29, 2016;

•	The proposed acquisition of VCS, including the issuance of promissory notes in the aggregate principal amount of $9,500,000 to be issued as partial consideration for the acquisition.

•	the underwritten public offering the Company completed on December 27, 2016 (the “December 2016 offering”).

The valuation of assets acquired and liabilities assumed in the acquisition has not yet been finalized. As a result, the Company recorded the assets acquired and liabilities assumed as of the acquisition date at historical book value for purposes of this pro forma financial information. The final allocation could differ materially from the preliminary allocation. The final allocation may include: (i) changes in fair values of inventory and property, plant and equipment, (ii) the identification of or changes in allocations to intangible assets such as trade names, customer relationships, and goodwill, and (iii) other changes to assets and liabilities.

The assumptions and estimates underlying the unaudited adjustments to the pro forma condensed combined financial statements are described in the accompanying notes, which should be read together with the pro forma condensed combined financial statements.

1

xG Technology, Inc.
Unaudited Pro Forma Condensed Combined Balance Sheet
September 30, 2016
(In thousands)

	XGTI	Vislink PLC Historical IFRS (L)	Assets & Liabilities not acquired	VCS Historical IFRS	IFRS to US GAAP Adjustment for VCS	Adj.	Notes	Combined
ASSETS
Current assets
Cash	$1,832	$634	$(634)	$—		$2,317	(A)(E)	$4,149
Accounts receivable	1,667	17,733	(2,133)	15,600				17,267
Inventories, net	3,042	11,264	(314)	10,950				13,992
Prepaid expenses and other current assets	76	4,428	(3,244)	1,184				1,260
Total current assets	6,617	34,059	(6,325)	27,734		2,317		36,668
Inventories, net	2,078	—	—	—			(B)	2,078
Property and equipment, net	1,166	2,576	(1,033)	1,543			(B)	2,709
Intangible assets, net	9,603	15,949	(10,596)	5,353	(5,353)		(B)(K)	9,603
Deferred tax assets	—	56	(7)	49				49
Total assets	$19,464	$52,640	$(17,961)	$34,679	$(5,353)	$2,317		$51,107
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities
Accounts payable	$1,836	$3,721	$(2,213)	$1,508				$3,344
Accrued expenses	1,688	9,967	(3,391)	6,576				8,264
Deferred tax liabilities	—	1,416	(1,416)	—				—
Accrued interest	164	—	—	—				164
Due to related parties	27	—	—	—				27
Deferred revenue and customer deposits	215	—	—	—				215
Deferred rent	47	—	—	—				47
Notes payable	—	19,454	(19,454)	—		9,500	(D)	9,500
Obligation under capital leases	54	—	—	—				54
Derivative liabilities	2,423	—	—		—			2,423
Total current liabilities	6,454	34,558	(26,474)	8,084		9,500		24,038
Long-term obligation under capital leases, net of current portion	67	—		—				67
Convertible note payable	2,000	—		—				2,000
Total liabilities	8,521	34,558	(26,474)	8,084		9,500		26,105
Additional paid in capital	211,112	74,110	(29,242)	44,868		(44,868)	(C)	220,029
		—				8,917	(D)
Treasury stock, at cost – 2 shares at September 30, 2016 and December 31, 2015, respectively	(22)	—	—	—				(22)
Equity adjustment from foreign currency translation	—	(5,000)	5,000	—				—
Accumulated deficit	(200,147)	(51,028)	32,755	(18,273)	(5,353)	28,768	(E)	(195,005)
Total stockholders’ equity	10,943	18,082	8,513	26,595	(5,353)	(7,183)		25,002
Total liabilities and stockholders’ equity	$19,464	$52,640	$(17,961)	$34,679	$(5,353)	$2,317		$51,107

2

xG Technology, Inc.
Unaudited Pro forma Condensed Combined Statement of Operations
For the nine months ended September 30, 2016
(In thousands except net loss per share data)

	XGTI	Vislink PLC Historical IFRS (L)	Assets & Liabilities not acquired	VCS Historical IFRS	IFRS to US GAAP Adjustment for VCS	Adj.	Notes	Combined
Revenue	$4,497	$45,217	(11,762)	$33,455				$37,952
Cost of revenue and operating expenses
Cost of components and personnel	2,210	20,449	(2,180)	18,269				20,479
Inventory valuation adjustments	192	8,190	—	8,190			(F)	8,382
General and administrative expenses	6,671	23,900	(7,694)	16,206				22,877
Research and development expenses	4,627	6,881	(1,958)	4,923				9,550
Impairments	—	39,925	(1,062)	38,863			(F)	38,863
Amortization and depreciation	4,118	4,211	(2,248)	1,963	(1,591)		(G)(K)	4,490
Total cost of revenue and operating expenses	17,818	103,556	(15,142)	88,414	(1,591)			104,641
Loss from operations	(13,321)	(58,339)	3,380	(54,959)	1,591			(66,689)
Other income (expense)
Changes in fair value of derivative liabilities	1,305	—	—	—				1,305
Offering expenses	(684)	—	—	—				(684)
Gain on bargain purchase	2,749	—	—	—				2,749
Other expense	(981)	(37)	37	—				(981)
Income tax	—	(60)	60	—				—
Interest expense, net	(818)	(345)	338	(7)		(43)	(J)	(868)
Total other income (expense)	1,571	(442)	435	(7)		(43)		1,521
Net income (loss) attributable to common shareholders	(11,750)	(58,781)	3,815	(54,966)	1,591	(43)		(65,168)
Preferred stock dividends and deemed dividends	(1,808)	—	—	—				(1,808)
Net income (loss) attributable to common shareholders	$(13,558)	$(58,781)	$3,815	$(54,966)	$1,591	$(43)		$(66,976)
Basic and diluted net loss per share	$(16.91)							$(11.54)
Weighted average number of shares outstanding basic and diluted	802					5,000	(H)	5,802
Comprehensive income (loss):
Unrealized gain (loss) on currency translation adjustment	—	(12,169)	12,169	—				—
Comprehensive income (loss)	$(13,558)	$(70,950)	$15,984	$(54,966)	$1,591	$(43)		$(66,976)

3

xG Technology, Inc.
Unaudited Pro forma Condensed Combined Statement of Operations
For the year ended December 31, 2015
(In thousands except net loss per share data)

	Historical XGTI	Historical IMT	Vislink PLC Historical IFRS (L)	Assets & Liabilities not acquired	VCS Historical IFRS	IFRS to US GAAP Adjustment for VCS	Adj.	Notes	Combined
Revenue	$932	$7,228	$88,275	$(16,719)	$71,556				$79,716
Cost of revenue and operating expenses
Cost of components and personnel	510	3,437	39,961	85	40,046				43,993
Inventory valuation adjustments	861	2,968	—	—	—				3,829
General and administrative expenses	6,259	3,601	29,901	(8,772)	21,129				30,989
Research and development expenses	4,658	781	8,791	(2,519)	6,272				11,711
Stock based compensation	1,584	—	—	—	—				1,584
Impairments	2,092	—	—	—	—				2,092
Amortization and depreciation	4,829	139	6,085	(2,607)	3,478	(630)	52	(I)(K)	7,868
Total cost of revenue and operating expenses	20,793	10,926	84,738	(13,813)	70,925	(630)	52		102,066
Loss from operations	(19,861)	(3,698)	3,537	(2,906)	631	630	(52)		(22,350)
Other income (expense)
Changes in fair value of derivative liabilities	2,559	—	—	—	—				2,559
Offering expenses (See Note 8)	—	—	—	—	—				—
Gain on bargain purchase	—	—	—	—	—				—
Other expense	(26)	—	(4,689)	304	(4,385)				(4,411)
Income tax	—	—	137	223	360				360
Interest income (expense), net	(529)	—	(366)	(377)	(743)		(43)	(J)	(1,315)
Total other income (expense)	2,004	—	(4,918)	150	(4,768)	—	(43)		(2,807)
Net income (loss) attributable to common shareholders	(17,857)	(3,698)	(1,381)	(2,756)	(4,137)	630	(95)		(25,157)
Preferred stock dividends and deemed dividends	(3,079)	—	—	—	—	—	—		(3,079)
Net income (loss) attributable to common shareholders	$(20,936)	$(3,698)	$(1,381)	$(2,756)	$(4,137)	$630	$(95)		$(28,236)
Basic and diluted net loss per share	$(332.32)								$(5.58)
Weighted average number of shares outstanding basic and diluted	63						5,000	(H)	5,063
Comprehensive income (loss):
Unrealized gain (loss) on currency translation adjustment	—	—	(4,115)	233	(3,882)				(3,882)
Comprehensive income (loss)	$(20,936)	$(3,698)	$(5,496)	$(2,523)	$(8,019)	$630	$(95)		$(32,118)

4

1. BASIS OF PREPARATION

The Unaudited Pro Forma Condensed Combined Balance Sheet combines the Company and Vislink's historical consolidated condensed balance sheets as of September 30, 2016. Pro forma adjustments have been made to eliminate certain assets and liabilities that are not being acquired.

The Unaudited Pro Forma Condensed Combined Statement of Operations for the year ended December 31, 2015 combines the historical year ended December 31, 2015 results for the Company and Vislink. Pro forma adjustments have been made to eliminate operations that are not being acquired.

The Unaudited Pro Forma Condensed Combined Statement of Operations for the nine months ended September 30, 2016 combines the historical results for the Company and Vislink for the nine months ended September 30, 2016. Pro forma adjustments have been made to eliminate operations that are not being acquired.

The historical consolidated condensed financial statements have been adjusted in the pro forma condensed combined financial statements to give effect to pro forma events that are: (i) directly attributable to the business combination, (ii) factually supportable, and (iii) with respect to the pro forma condensed combined statements of operations, expected to have a continuing impact on the combined results following the business combination.

The historical financial information of Vislink was prepared in British Pounds Sterling. The historical financial information was translated from British Pounds Sterling to US dollars using the following historical exchange rates:

£/$
Weighted average exchange rate for the nine months ended September 30, 2016 (Statement of Operations)	1.42
Historical exchange rate as of September 30, 2016 (Balance Sheet)	1.30
Weighted average exchange rate for the year ended December 31, 2015 (Statement of Operations)	1.53

Certain reclassifications were made to conform to the Company’s financial statement presentation. These reclassifications primarily consist of reclassifying sales and marketing expenses into general and administrative expenses.

The business combination is to be accounted for under the acquisition method of accounting in accordance with ASC Topic 805, Business Combinations. The valuation of assets acquired and liabilities assumed in the acquisition has not yet been finalized. As a result, the Company recorded the assets acquired and liabilities assumed as of the acquisition date at historical book value. The final allocation could differ materially from the preliminary allocation. The final allocation may include: (i) changes in fair values of inventory and property, plant and equipment, (ii) the identification of or changes in allocations to intangible assets such as trade names, customer relationships, and goodwill, and (iii) other changes to assets and liabilities.

The pro forma condensed combined financial statements do not necessarily reflect what the combined company’s financial condition or results of operations would have been had the acquisition occurred on the dates indicated. They also may not be useful in predicting the future financial condition and results of operations of the combined company. The actual financial position and results of operations may differ significantly from the pro forma amounts reflected herein due to a variety of factors.

The condensed combined pro forma financial information does not reflect the realization of any expected cost savings or other synergies from the acquisition of VCS as a result of restructuring activities and other planned cost savings initiatives following the completion of the business combination.

5

2. PRO FORMA ADJUSTMENTS FOR THE COMBINED BALANCE SHEET

The Company is eliminating all the assets and liabilities of the Pebble Beach Systems, Ltd and Central unit as those divisions of Vislink are not being acquired.

The pro forma adjustments are based on our preliminary estimates and assumptions that are subject to change. The following adjustments have been reflected in the unaudited pro forma condensed combined balance sheet:

Unaudited Pro Forma Condensed Combined Balance Sheet as of September 30, 2016

(A) Consists of (1) net proceeds received of $8,917,000 in connection with the Company’s $10 million capital raise further discussed in D below offset by (2) $6.5 million paid to acquire the net assets and liabilities of Vislink with the balance funded with debt of $9.5 million and (3) less $100,000 of costs associated with the acquisition of Vislink, which have also been included as an adjustment to accumulated deficit.

(B) Items to be adjusted or eliminated once third party fair valuation is completed.

(C) Represents Vislink’s paid-in capital extinguished in the acquisition.

(D) Adjustment consists of (1) the Company’s capital raise closed on December 27, 2016 for net proceeds of $8,917,000 and (b) $9.5 million debt entered into in order to fund the balance of the acquisition of certain assets and liabilities of Vislink for a purchase price of $16 million. The $9.5 million promissory notes mature on March 20, 2017, with interest payable on the date of maturity at a rate of LIBOR plus 1.9%.

(E) Represents the elimination of Vislink's accumulated deficit of $18.273 million, combined with the preliminary gain on bargain purchase of $5.242 million (calculated as the net assets acquired total of $21.242 million less the consideration paid of $16 million equals our preliminary bargain purchase gain of $5.242 million) less the inclusion of approximately $100,000 in costs associated with the proposed acquisition.

(K) IFRS to US GAAP adjustment for development costs that were capitalized under IFRS, but are expensed as incurred under US GAAP.

6

(L) Translation Adjustments

The Vislink PLC Historical IFRS balance sheet as of September 30, 2016 has been translated at a rate of 1.30 as follows:

	Vislink PLC Historical IFRS in pounds Sterling	Vislink PLC Historical IFRS in US Dollars
Assets
Current assets
Cash	£489	$634
Accounts receivable	13,673	17,733
Inventories, net	8,685	11,264
Prepaid expenses and other current assets	3,414	4,428
Total current assets	26,261	34,059
Property and equipment, net	1,986	2,576
Intangible assets, net	12,298	15,949
Deferred tax assets	43	56
Total assets	£40,588	$52,640
LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities
Accounts payable	2,869	$3,721
Accrued expenses	7,685	9,967
Deferred tax liabilities	1,092	1,416
Notes payable	15,000	19,454
Total current liabilities	26,646	34,558
Total liabilities	26,646	34,558
Additional paid in capital	50,067	74,110
Equity adjustment from foreign currency translation	—	(5,000)
Accumulated deficit	(36,125)	(51,028)
Total stockholders’ equity	13,942	18,082
Total liabilities and stockholders' equity	£40,588	$52,640

3. PRO FORMA ADJUSTMENTS FOR THE COMBINED STATEMENTS OF OPERATIONS

The Company is eliminating all revenue and operating expenses of the Pebble Beach Systems, Ltd and Central unit as those divisions of Vislink are not being acquired. The Company is also eliminating the rent expense of the facility in Hemel, United Kingdom as it will not be contractually obligated to that facility after the acquisition.

The pro forma adjustments are based on our preliminary estimates and assumptions that are subject to change. The following adjustments have been reflected in the unaudited pro forma condensed combined income statement:

Unaudited Pro Forma Condensed Combined Statements of Operations as of September 30, 2016

(F) Included in the Vislink PLC consolidated numbers to September 30, 2016 were the effects of goodwill impairment charge and inventory write down. The Company did not adjust for the effects of these items on the basis that the goodwill impairment charge and inventory write down were not directly attributable to the acquisition of Vislink Communication Systems by the Company. However, we note that this goodwill impairment charge and inventory write down are expected to be non-recurring.

(G) Amortization of intangible assets has not been recorded as we are awaiting a third party valuation of the acquiree's intangible assets.

7

(H) Gives effect to the issuance of 5,000,000 shares of common stock in connection with December 2016 offering, including shares issuable upon the conversion of the Company’s Series E Convertible Preferred Stock.

(J) Interest expense is $43,000 based upon the $9.5 million promissory notes maturing on March 20, 2017 with the interest calculated at a rate of LIBOR plus 1.9%.

(K) IFRS to US GAAP adjustment for development costs that were capitalized under IFRS, but are expensed as incurred under US GAAP.

(L) Translation Adjustments

The Vislink PLC Historical IFRS income statement for the nine months ended September 30, 2016 has been translated at an average rate of 1.42 as follows:

	Vislink PLC Historical IFRS in pounds Sterling	Vislink PLC Historical IFRS in US Dollars
Revenue	£31,819	$45,217
Cost of revenue and operating expenses
Cost of components and personnel	14,390	20,449
Inventory valuation adjustments	5,763	8,190
General and administrative expenses	16,818	23,900
Research and development expenses	4,842	6,881
Impairments	28,095	39,925
Amortization and depreciation	2,963	4,211
Total cost of revenue and operating expenses	72,871	103,556
Loss from operations	(41,052)	(58,339)
Other income (expense)
Other expense	(26)	(37)
Income tax	(42)	(60)
Interest expense, net	(243)	(345)
Total other income (expense)	(311)	(442)
Net income (loss) attributable to common shareholders	(41,363)	(58,781)
Preferred stock dividends and deemed dividends	—	—
Net income (loss) attributable to common shareholders	(41,363)	$(58,781)
Comprehensive income (loss):
Unrealized gain (loss) on currency translation adjustment	—	(12,169)
Comprehensive income (loss)	(41,363)	$(70,950)

Unaudited Pro Forma Condensed Combined Statements of Operations as of December 31, 2015

(H) Gives effect to the issuance of 5,000,000 shares of common stock in connection with the December 2016 offering, including shares issuable upon the conversion of the Company’s Series E Convertible Preferred Stock.

(I) Represents one year of amortization expense of the identified intangible assets acquired in the IMT acquisition. Amortization expense for the one month in 2016 the Company did not own IMT was immaterial.

(J) Interest expense is $43,000 based upon the $9.5 million promissory notes maturing on March 20, 2017 with the interest calculated at a rate of LIBOR plus 1.9%.

(K) IFRS to US GAAP adjustment for development costs that were capitalized under IFRS, but are expensed as incurred under US GAAP.

(L) Translation Adjustments

8

The Vislink PLC Historical IFRS income statement for the year ended December 31, 2015 has been translated at an average rate of 1.53 as follows:

	Vislink PLC Historical IFRS in pounds Sterling	Vislink PLC Historical IFRS in US Dollars
Revenue	£57,811	$88,275
Cost of revenue and operating expenses
Cost of components and personnel	26,170	39,961
General and administrative expenses	19,582	29,901
Research and development expenses	5,757	8,791
Amortization and depreciation	3,985	6,085
Total cost of revenue and operating expenses	55,494	84,738
Loss from operations	2,317	3,537
Other income (expense)
Other expense	(3,071)	(4,689)
Income tax	90	137
Interest income (expense), net	(240)	(366)
Total other income (expense)	(3,221)	(4,918)
Net income (loss) attributable to common shareholders	(904)	(1,381)
Preferred stock dividends and deemed dividends	—	—
Net income (loss) attributable to common shareholders	(904)	$(1,381)
Comprehensive income (loss):
Unrealized gain (loss) on currency translation adjustment	—	(4,115)
Comprehensive income (loss)	(904)	$(5,496)

4. NON-RECURRING ITEMS

Included in the Vislink PLC consolidated numbers to September 30, 2016 were the effects of goodwill impairment charge and inventory write down. The Company did not adjust for the effects of these items on the basis that the goodwill impairment charge and inventory write down were not directly attributable to the acquisition of Vislink Communication Systems by the Company. However, we note that this goodwill impairment charge and inventory write down are expected to be non-recurring.

9